
<ARTICLE> 5
<LEGEND>
This Schedule Contains Summary Financial Information Extracted From The
Annual Financial Statements For The Year 1995 Of E. I. du Pont de Nemours and Company And Consolidated Subsidiaries. The Schedule Is Qualified In
Its Entirety By Reference To Such Financial Statements.
</LEGEND>
<RESTATED>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-START>                             JAN-01-1995
<PERIOD-END>                               DEC-31-1995
<CASH>                                           1,408
<SECURITIES>                                        47
<RECEIVABLES>                                    4,912<F1>
<ALLOWANCES>                                        78
<INVENTORY>                                      3,737
<CURRENT-ASSETS>                                10,955
<PP&E>                                          50,385
<DEPRECIATION>                                  29,044
<TOTAL-ASSETS>                                  37,199<F2>
<CURRENT-LIABILITIES>                           12,731
<BONDS>                                          5,678
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        237
<COMMON>                                           441
<OTHER-SE>                                       7,645<F2>
<TOTAL-LIABILITY-AND-EQUITY>                    37,199<F2>
<SALES>                                         42,163
<TOTAL-REVENUES>                                43,222<F2>
<CGS>                                           23,363<F2><F3>
<TOTAL-COSTS>                                   37,074<F2><F4>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                 758
<INCOME-PRETAX>                                  5,390
<INCOME-TAX>                                     2,097
<INCOME-CONTINUING>                              3,293
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     3,293
<EPS-PRIMARY>                                     2.81<F2>
<EPS-DILUTED>                                     2.77<F2>

<F1>Includes Other Accounts In Addition To Notes And Accounts
Receivable-Trade.
<F2>Restated.
<F3>Includes Other Operating Charges and Restructuring.
<F4>Cost of Goods Sold and Other Operating Charges; Depreciation, Depletion
and Amortization; Exploration Expenses, Including Dry Hole Costs and Impairment of Unproved Properties; Selling, General and Administrative Expenses; Research and Development Expense; Taxes Other Than On Income, and Restructuring.

